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                                                                      Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-38270) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) February 1, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York and (b) March 15, 2002, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.


                              /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 5, 2002